Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On June 15, 2021, Repay Holdings Corporation (“the Company” or “REPAY”) acquired all of the equity interests of BT Intermediate, LLC (“Target”) (together with its subsidiaries, “BillingTree”), pursuant to the Agreement and Plan of Merger, dated as of May 7, 2021 (as amended or supplemented from time to time, the “Merger Agreement”) by and between the Company, Target, Beckham Acquisition LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Buyer”), Beckham Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub”), and Beckham Parent, L.P., a Delaware limited partnership (formerly known as BillingTree Parent, L.P.)(“Seller”). Pursuant to the Merger Agreement, Merger Sub merged with and into the Target, with the Target being the surviving company of the merger (the “Acquisition”).  Following the Acquisition, the Company contributed the subsidiaries of Target, including Electronic Payment Providers, LLC d/b/a BillingTree, to its indirect subsidiaries, consistent with the treatment of other Company operating companies.

Pursuant to the Merger Agreement, the Company paid aggregate consideration at closing of approximately $506.6 million, consisting of approximately $278.3 million in cash from the Company’s balance sheet and 10,051,302 shares of newly issued Class A common stock, representing approximately 10% of the voting power of the Company’s outstanding shares of common stock.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the historical balance sheet of REPAY as of March 31, 2021 and the historical consolidated balance sheet of BillingTree as of March 31, 2021, giving effect to the Acquisition as described below on a pro forma basis as if it had been completed on March 31, 2021. The following unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 combines the historical consolidated statement of operations of REPAY for the three months ended March 31, 2021 and the year ended December 31, 2020 with the historical consolidated statement of operations of BillingTree for the three months ended March 31, 2021 and the year ended December 31, 2020, giving effect to the Acquisition as described on a pro forma basis as if it had been completed on January 1, 2020. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes and the following historical financial statements and accompanying notes of BillingTree, which are included elsewhere in this Current Report on Form 8-K:

●	BillingTree’s unaudited financial statements as of and for the three months ended March 31, 2021 and 2020 and the related notes; and

●	BillingTree’s audited financial statements as of and for the years ended December 31, 2020 and 2019 and the related notes.

The historical financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are related and/or directly attributable to the Acquisition, are factually supportable and are expected to have a continuing impact on the Company’s operating results. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the Company upon completion of the Acquisition. The pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements and described in the notes thereto reflect, among other things, the completion of the Acquisition on the dates indicated.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting under the provisions of ASC 805 on the basis of REPAY as the accounting acquirer. Accordingly, the purchase price is allocated to the underlying assets acquired and liabilities assumed based on their estimated fair values as of the closing of the Acquisition, with any excess purchase price allocated to goodwill. REPAY has completed preliminary valuations necessary to estimate the fair value of the assets acquired and the liabilities assumed and, accordingly, the adjustments to record the assets acquired and liabilities assumed at fair value reflect

Exhibit 99.3

the best estimates of REPAY based on the information currently available and are subject to change once additional analyses are completed.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the Acquisition occurred on the dates indicated or the future results that the Company will experience. The unaudited pro forma condensed combined financial information is not necessarily indicative of results for periods after March 31, 2021.

In addition, the pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial statements.

Exhibit 99.3

PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2021
(UNAUDITED)

	REPAY Historical	BillingTree Historical		Adjustments		Combined Pro Forma
Assets
Cash and cash equivalents	$390,921,782	$5,298,543		(278,344,249)	(a)	$117,876,076
Accounts receivable	23,897,098	13,856,056		—		37,753,154
Related party receivable	—	—		—		—
Prepaid expenses and other	6,078,434	685,502		—		6,763,936
Total current assets	420,897,314	19,840,101		(278,344,249)		162,393,166

Property, plant and equipment, net	1,980,100	569,399		—		2,549,499
Restricted cash	19,525,277	11,481,276		—		31,006,553
Customer relationships, net of amortization	272,923,320	49,280,326		148,719,674	(b)	470,923,320
Software, net of amortization	59,987,041	29,722,553		(3,522,553)	(b)	86,187,041
Other intangible assets, net of amortization	23,388,792	22,486,364		(14,366,364)	(b)	31,508,792
Goodwill	458,959,477	66,129,411		225,942,363	(b)	751,031,251
Operating lease right-of-use assets, net of amortization	9,650,463	—		1,384,408	(c)	11,034,871
Deferred tax assets	141,799,307	—		(28,123,217)	(d)	113,676,090
Other assets	—	1,076,025	(1)	—		1,076,025
Total noncurrent assets	988,213,777	180,745,354		330,034,311		1,498,993,442
Total assets	$1,409,111,091	$200,585,455		$51,690,062		$1,661,386,608

Liabilities
Accounts payable	$14,112,412	$2,681,695		—		$16,794,107
Related party payable	17,774,815	256,715	(2)	—		18,031,530
Accrued expenses	17,358,515	17,921,444	(3)	—		35,279,959
Current maturities of long-term debt	—	783,000		(783,000)	(e)	—
Current operating lease liabilities	1,562,964	—		147,802	(c)	1,710,766
Current tax receivable agreement	10,146,135	—		—		10,146,135
Deferred revenue	—	1,731,255		—		1,731,255
Total current liabilities	60,954,841	23,374,109		(635,198)		83,693,752

Long-term debt, net of current maturities	427,287,919	77,860,032		(77,860,032)	(e)	427,287,919
Line of credit	—	—		—		—
Noncurrent operating lease liabilities	8,470,264	33,374		1,203,233	(c)	9,706,871
Tax receivable agreement, net of current portion	220,237,348	—		—		220,237,348
Deferred tax liability	—	2,799,393		(2,799,393)	(d)	—
Other liabilities	889,371	50,000	(4)	—		939,371
Total noncurrent liabilities	656,884,902	80,742,799		(79,456,192)		658,171,509
Total liabilities	$717,839,743	$104,116,908		$(80,091,391)		$741,865,260

Stockholders' equity
Class A common stock, $0.0001 par value; 2,000,000,000 shares authorized and 78,084,846 issued and outstanding as of March 31, 2021; 2,000,000,000 shares authorized and 71,244,682 issued and outstanding as of December 31, 2020	7,809	—		1,005	(f)	8,814
Class V common stock, $0.0001 par value; 1,000 shares authorized and 100 shares issued and outstanding as of March 31, 2021 and December 31, 2020	—	—		—		—
Additional paid-in capital	839,589,351	—		228,636,942	(f)	1,068,226,293
Accumulated other comprehensive (loss) income	—	—		—		—
Accumulated deficit	(191,725,614)	—		—		(191,725,614)
Total stockholders' equity	$647,871,546	$-		$228,637,947		$876,509,493

Members' equity	—	96,468,547		(96,468,547)	(g)	—

Equity attributable to non-controlling interests	43,399,802	—		(387,947)	(f)	43,011,855

Total liabilities and stockholders' equity and members' equity	$1,409,111,091	$200,585,455		$51,690,062		$1,661,386,608

Exhibit 99.3

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2021
(UNAUDITED)

	REPAY Historical	BillingTree Historical		Adjustments		Combined Pro Forma

Revenue	$47,520,496	$14,064,651		$1,079,151	(h)	$62,664,298
Operating Expenses
Other costs of services	12,474,808	2,379,269		58,213	(h)	14,912,290
Selling, general and administrative	23,393,367	5,989,500	(1)	(428,184)	(h)(i)	28,954,683
Depreciation and amortization	17,792,994	3,273,953		3,899,380	(j)	24,966,327
Change in fair value of contingent consideration	2,648,786	—		—		2,648,786
Total operating expenses	56,309,955	11,642,722		3,529,410		71,482,087
(Loss) Income from operations	(8,789,459)	2,421,929		(2,450,259)		(8,817,789)
Other (expense) income
Interest expense	(1,183,357)	(1,084,127)		1,084,127	(k)	(1,183,357)
Loss on extinguishment of debt	(5,940,600)	—		—		(5,940,600)
Change in fair value of warrant liabilities	—	—		—		-
Change in fair value of tax receivable liability	1,042,733	—		—		1,042,733
Other income	28,147	—		—		28,147
Other loss	(9,080,410)	—		—		(9,080,410)
Total other (expense) income	(15,133,487)	(1,084,127)		1,084,127		(15,133,487)
(Loss) income before income tax expense	(23,922,946)	1,337,802		(1,366,132)		(23,951,276)
Income tax benefit (expense)	5,941,773	(509,666)		339,308	(l)	5,771,415
Net (loss) income	$(17,981,173)	$828,136		$(1,026,824)		$(18,179,861)
Less: Net (loss) income attributable to non-controlling interests	(2,187,272)	—		(124,905)	(m)	(2,312,177)
Net (loss) income attributable to the Company	$(15,793,901)	$828,136		$(901,919)		$(15,867,684)

Loss per Class A share:
Basic and diluted	$(0.21)			$(0.09)		$(0.18)
Weighted-average shares outstanding:
Basic and diluted	76,602,759			10,051,302		86,654,061

Exhibit 99.3

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020
(UNAUDITED)

	REPAY Historical	BillingTree Historical		Adjustments		Combined Pro Forma

Revenue	$155,035,943	$51,653,809		$4,188,276	(h)	$210,878,028
Operating Expenses
Other costs of services	41,447,056	8,618,089		288,459	(h)	50,353,604
Selling, general and administrative	87,301,814	23,896,082	(1)	(2,225,218)	(h)(i)	108,972,678
Depreciation and amortization	60,806,659	12,395,587		16,324,413	(j)	89,526,659
Change in fair value of contingent consideration	(2,510,000)	—		—		(2,510,000)
Total operating expenses	187,045,529	44,909,758		14,387,655		246,342,942
(Loss) Income from operations	(32,009,586)	6,744,051		(10,199,379)		(35,464,914)
Other (expense) income
Interest expense	(14,445,000)	(4,836,538)		4,836,538	(k)	(14,445,000)
Loss on extinguishment of debt	—	—		—		-
Change in fair value of warrant liabilities	(70,827,214)	—		—		(70,827,214)
Change in fair value of tax receivable liability	(12,439,485)	—		—		(12,439,485)
Other income	—	—		—		-
Other loss	(2,985)	—		—		(2,985)
Total other (expense) income	(97,714,684)	(4,836,538)		4,836,538		(97,714,684)
(Loss) income before income tax expense	(129,724,270)	1,907,513		(5,362,841)		(133,179,598)
Income tax benefit (expense)	12,358,025	(384,194)		1,125,253	(l)	13,099,084
Net (loss) income	$(117,366,245)	$1,523,319		$(4,237,587)		$(120,080,513)
Less: Net (loss) income attributable to non-controlling interests	(11,769,683)	—		(486,562)	(m)	(12,256,245)
Net (loss) income attributable to the Company	$(105,596,562)	$1,523,319		$(3,751,025)		$(107,824,268)

Loss per Class A share:
Basic and diluted	$(2.02)			$(0.37)		$(1.73)
Weighted-average shares outstanding:
Basic and diluted	52,180,911			10,051,302		62,232,213

Exhibit 99.3

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of the Acquisition and basis of presentation

Description of the Acquisition

On June 15, 2021, the Company acquired all of the equity interests of Target, pursuant to the Merger Agreement. Following the Acquisition, the Company contributed the subsidiaries of Target, including Electronic Payment Providers, LLC d/b/a BillingTree, to its indirect subsidiaries, consistent with the treatment of other Company operating companies. Pursuant to the Merger Agreement, the Company paid aggregate consideration at closing of approximately $506.6 million, consisting of approximately $278.3 million in cash from the Company’s balance sheet and 10,051,302 shares of newly issued Class A common stock, representing approximately 10% of the voting power of the Company’s outstanding shares of common stock.

BillingTree, founded in 2003 and headquartered in Scottsdale, AZ, is a leading provider of omni-channel, integrated payments solutions to the Healthcare, Credit Union, Accounts Receivable Management, and Energy industries. Through its technology-enabled suite of products and services, including a variety of payment channels and reporting capabilities, BillingTree helps organizations get paid faster and more efficiently.

Basis of Presentation

BillingTree constitutes a business, with inputs, processes, and outputs. Accordingly, the Acquisition constitutes the acquisition of a business for purposes of ASC 805, and due to the changes in control from the Acquisition is accounted for using the acquisition method.

Under the acquisition method, the acquisition date fair value of the gross consideration paid by REPAY to close the Acquisition was allocated to the assets acquired and the liabilities assumed based on their estimated fair values. Management has made significant estimates and assumptions in determining the preliminary allocation of the gross consideration transferred in the unaudited pro forma condensed combined financial information. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Acquisition are based on certain currently available information and certain assumptions and methodologies that REPAY believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments may be revised as additional information becomes available and alternative valuation methodologies are evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the differences may be material. REPAY believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Acquisition contemplated based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Acquisition taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Company. They should be read in conjunction with the historical financial statements and notes thereto of REPAY and BillingTree.

2. Accounting Policies

The Company will perform a comprehensive review of BillingTree’s accounting policies. As a result of the review, management may identify differences between the accounting methodologies of REPAY and BillingTree, which, when conformed, could have a material impact on the financial statements of the Company. As such, the unaudited pro forma condensed combined financial information does not include comprehensive adjustments for accounting policy differences.

Exhibit 99.3

3. Estimated Preliminary Purchase Price Allocation

The preliminary consideration and allocation of the purchase price to the fair value of BillingTree’s assets acquired and liabilities assumed, as if the acquisition date was March 31, 2021 is presented below. REPAY has completed the preliminary detailed valuations necessary to estimate the fair value of the assets acquired and the liabilities assumed and, accordingly, the adjustments to record the assets acquired and liabilities assumed at fair value reflect the best estimates of REPAY based on the information currently available and are subject to change once additional analyses are completed. Furthermore, the final purchase price of the BillingTree is subject to the settlement of certain closing adjustment items pursuant to the Merger Agreement, including, among others, working capital adjustments.

Cash consideration	$278,344,249
Stock consideration	228,250,000
Total purchase price	$506,594,249

Cash and cash equivalents	$5,298,543
Accounts receivable	13,856,056
Prepaid expenses and other current assets	685,502
Total current assets	19,840,101
Property, plant and equipment, net	569,399
Restricted cash	11,481,276
Other assets	1,076,025
Identifiable intangible assets	232,320,000
Total identifiable assets acquired	265,286,801
Accounts payable	(2,681,695)
Accrued expenses	(19,959,414)
Deferred tax liability	(28,123,217)
Net identifiable assets acquired	214,522,475
Goodwill	292,071,774
Total purchase price	$506,594,249

Intangible Assets. Intangible assets were identified that met either the separability criterion or the contractual-legal criterion described in ASC 805. The noncompetition agreements intangible assets represent the value of the existing noncompetition agreements for specific key personnel. The trade name intangible asset represents the BillingTree trade names, which was valued using the relief-from-royalty method. The developed technology intangible asset represents the software developed by BillingTree employees and contractors for the purpose of generating income for BillingTree, valued using the relief-from-royalty method. The merchant relationships intangible asset represents the existing customer relationships, valued using a discounted cash flow model using projected sales growth and customer attrition.

	Fair Value	Useful life
Identifiable intangible assets	(in millions)	(in years)
Non-compete agreements	$0.3	2
Trade names	7.8	Indefinite
Developed technology	26.2	3
Merchant relationships	198.0	10
	$232.3

Goodwill. Approximately $292 million of the purchase price has been allocated to goodwill. Goodwill represents the excess of the gross consideration transferred over the fair value of the underlying net tangible and identifiable definite-lived intangible assets acquired. Qualitative factors that contribute to the recognition of goodwill include certain intangible assets that are not recognized as separate identifiable intangible assets apart from goodwill.

Exhibit 99.3

Intangible assets not recognized apart from goodwill consist primarily of the strong market position and the assembled workforce of BillingTree.

In accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 350, Goodwill and Other Intangible Assets, goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event management of the Company determines that the value of goodwill has become impaired, an accounting charge for impairment during the quarter in which the determination is made may be recognized.

4. Reclassifications of BillingTree’s Financial Statements

Certain historical financial information of BillingTree has been reclassified to conform to the presentation used by REPAY. These reclassifications include:

Unaudited Pro Forma Condensed Combined Balance Sheet

(1)	The reclassification of $540,000 from risk reserve deposit to other assets.

(2)	The reclassification of $256,715 of due to seller to related party payable.

(3)	The reclassification of $13,643,389 of settlement processing obligations to accrued expenses.

(4)	The reclassification of $50,000 of loss reserves to other liabilities.

Unaudited Pro Forma Condensed Combined Statement of Operations

(1)

The reclassification of $477,138 and $16,627 from acquisition related costs and other expense, net to selling, general and administrative for the three months ended March 31, 2021.  The reclassification of  $1,747,890 and $66,185 from acquisition related costs and other expense, net to selling, general and administrative for the year ended December 31, 2020.

5. Pro Forma Adjustments

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Acquisition and has been prepared for informational purposes only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are directly attributable to the Acquisition, factually supportable, and with respect to the statements of operations, expected to have a continuing impact on the results of the Company.

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

(a)	Represents the payment of cash consideration of $278.3 million to the Seller.

(b)

Reflects the adjustment of historical intangible assets acquired by the Company to their estimated fair values. As part of the preliminary valuation analysis, the Company identified intangible assets, including technology, trade names, non-compete agreements and customer relationships. The amount of total consideration paid, in excess of the identifiable intangibles assets and net tangibles assets represents the fair value of the goodwill. The fair value of identifiable intangible assets is determined primarily using the “income approach,” which requires a forecast of all of the expected future cash flows.

These preliminary estimates of fair value and estimated useful lives could differ from final amounts the Company will calculate after completing a detailed valuation analysis, and the difference could have a material impact on the accompanying unaudited pro forma condensed combined financial statements.

Exhibit 99.3

Customer relationships, net of amortization - carrying value	$49,280,326
Customer relationships, net of amortization - fair value	198,000,000
Pro forma adjustment to customer relationships, net of amortization	$148,719,674

Software, net of amortization - carrying value	$29,722,553
Software, net of amortization - fair value	26,200,000
Pro forma adjustment to software, net of amortization	$(3,522,553)

Other intangible assets, net of amortization - carrying value	$22,486,364
Other intangible assets, net of amortization - fair value	8,120,000
Pro forma adjustment to other intangibles, net of amortization	$(14,366,364)

Goodwill - carrying value	$66,129,411
Goodwill - fair value	292,071,774
Pro forma adjustment to Goodwill	$225,942,363

(c)	Represents the recognition of operating lease right-of-use assets and operating lease liabilities, in accordance with the adoption of Accounting Standards Codification 842, Leases.

(d)

Reflects the adjustment of historical deferred tax liability (“DTL”) acquired by the Company to their estimated fair value of the book to tax basis difference.  This balance is presented net of the deferred tax asset.

Deferred tax liability - carrying value	$2,799,393
Deferred tax liability - fair value	28,123,217
Pro forma adjustment to Deferred tax liability	$25,323,824

(e)	Represents the settlement of BillingTree’s outstanding debt upon closing of the Acquisition.

(f)

Represents the payment of equity consideration of $228.3 million by the Company to the Seller.  Additionally, the Company allocated $0.4 million of noncontrolling interests (“NCI”) to additional paid-in-capital, associated with the dilution of NCI ownership percentage as a result of the approximately 10 million shares issued as consideration for the Acquisition.

(g)	Represents the reversal of all member equity of BillingTree.

Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations

(h)

Represents the recognition of revenue, other costs of services and selling, general and administrative expenses for Stratus Payment Solutions, LLC (“Stratus”) and Clear Payment Solutions, LLC (“Clear”), which were acquired by BillingTree on March 15, 2021 and April 23, 2021, respectively.  These adjustments reflect the financial impact, as if Stratus and Clear were acquired on January 1, 2020.   Please see the unaudited statement of operations for Stratus and Clear, below.

Exhibit 99.3

	Three months ended March 31, 2021		Year ended December 31, 2020
	Stratus	Clear	Stratus	Clear

Pro forma adjustment to revenue	$569,956	$509,195	$2,427,203	$1,761,073
Operating Expenses
Pro forma adjustment to other costs of services	45,206	13,007	232,098	56,361
Pro forma adjustment to selling, general and administrative	212,265	158,150	1,031,451	460,029
Total pro forma adjustment operating expenses	257,471	171,157	1,263,549	516,390
Net Income	$312,485	$338,037	$1,163,654	$1,244,683

(i)

Represents the reversal of transaction-related expenses, management fees, share-based compensation and other non-recurring fees incurred by BillingTree, which would not have been incurred if the Acquisition occurred on January 1, 2020.

	Three months ended March 31, 2021	Year ended December 31, 2020

Transaction-related expenses	$(504,576)	$(1,747,890)
Stock compensation	(96,000)	(425,904)
Management fees	(250,000)	(1,000,000)
Other	51,977	(542,903)
Pro forma adjustment to Selling, general and administrative	$(798,599)	$(3,716,698)

(j)	Represents the incremental amortization expense related to the new fair value of intangibles of the Company at the closing of the Acquisition.

For the three months ended March 31, 2021	Merchant Relationships	Developed Technology	Noncompete Agreements

Fair value at the closing of the Acquisition	$198,000,000	$26,200,000	$320,000
Useful life (years)	10	3	2
Amortization expense through March 31, 2021	4,950,000	2,183,333	40,000
BillingTree historical amortization expense	1,957,250	1,190,703	126,000
Pro forma adjustment to depreciation and amortization	$2,992,750	$992,630	$(86,000)

For the year ended December 31, 2020	Merchant Relationships	Developed Technology	Noncompete Agreements

Fair value at the closing of the Acquisition	$198,000,000	$26,200,000	$320,000
Useful life (years)	10	3	2
Amortization expense through December 31, 2020	19,800,000	8,733,333	160,000
BillingTree historical amortization expense	7,829,000	4,035,920	504,000
Pro forma adjustment to depreciation and amortization	$11,971,000	$4,697,413	$(344,000)

(k)	Represents the reversal of interest expense incurred by BillingTree, as BillingTree’s outstanding debt was settled upon closing of the Acquisition.

Exhibit 99.3

(l)

Represents the income tax benefit associated with the net loss attributable to the Company, based on an effective tax rate of 24.84% and 20.98% for the three months ended March 31, 2021 and year ended December 31, 2020, respectively.

(m)

Represents the allocation of net loss to the noncontrolling interests, based on a weighted-average NCI ownership percentage of 9.14% and 9.07% for the three months ended March 31, 2021 and year ended December 31, 2020, respectively.